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                                                                     Exhibit n.4

Board of Directors and Shareholders
MCG Capital Corporation

We are aware of the inclusion in this Registration Statement (Form N-2) of MCG Capital Corporation for the registration of 12,500,000 shares of its common stock of our report dated April 28, 2003 relating to the unaudited condensed consolidated interim financial statements of MCG Capital Corporation that are included in its Form 10-Q for the quarter ended March 31, 2003.

                                                 /s/ Ernst & Young LLP

McLean, Virginia
July 3, 2003